Exhibit (j) under form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, B, C and F Shares Prospectus and "Independent Auditors" in the Class A, B, C and F Shares Statement of Additional Information in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 33-11410), and to the incorporation by reference therein of our report dated October 13, 2003 on the financial statements of Federated Municipal Opportunities Fund, Inc. included in its Annual Report to shareholders for the year ended August 31, 2003.




                                                             ERNST & YOUNG LLP



Boston, Massachusetts
October 24, 2003